EXHIBIT 5.1

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in this Registration Statement on Form F-10 of Canadian Pacific Railway Limited of our report dated February 24, 2011, relating to the consolidated statements of income, comprehensive income, cash flows, and changes in shareholders’ equity for the year ended December 31, 2010 which appears in Canadian Pacific Railway Limited’s 2012 Annual Report on Form 40-F.

/s/ PricewaterhouseCoopers LLP

Chartered Accountants
Calgary, Alberta
July 29, 2013

PricewaterhouseCoopers LLP
111 5th Avenue SW, Suite 3100, Calgary, Alberta, Canada T2P 5L3
T: +1 403 509 7500, F: +1 403 781 1825, www.pwc.com/ca

“PwC” refers to PricewaterhouseCoopers LLP, an Ontario limited liability partnership.